Exhibit 1.1

ING GROEP N.V.

UNDERWRITING AGREEMENT

DATED: MARCH 11, 2024

Schedule 1

	Underwriters	33

Schedule 2

	Issuer Free Writing Prospectus	34

Schedule 3

	Final Term Sheets ING GROEP N.V.	35

Schedule 4

	Underwriter Information	51

Exhibit 1

	Form of Opinion of Dutch Counsel to the Company	52

Exhibit 2

	Form of Opinion of Office of General Counsel to the Company	53

Exhibit 3

	Form of Opinion of U.S. Counsel to the Company	54

Exhibit 4

	Form of Disclosure Letter of U.S. Counsel to the Company	55

Exhibit 5

	Form of Opinion of Dutch Tax Counsel to the Company	56

ING GROEP N.V.

(a limited liability company with corporate seat

in Amsterdam, The Netherlands)

US$1,500,000,000 5.335% Callable Fixed-to-Floating Rate Senior Notes due 2030

US$1,500,000,000 5.550% Callable Fixed-to-Floating Rate Senior Notes due 2035

Underwriting Agreement

March 11, 2024

Barclays Capital Inc.

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

ING Financial Markets LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank AG

Wells Fargo Securities, LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule 1 hereto.

Ladies and Gentlemen:

ING Groep N.V., a public limited liability company incorporated under the laws of The Netherlands, having its corporate seat in Amsterdam, The Netherlands (the “Company”), confirms its agreement (this “Agreement”) with Barclays Capital Inc. (“Barclays”), BNP Paribas Securities Corp. (“BNP”), BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citi”), ING Financial Markets LLC (“ING Financial”), Scotia Capital (USA) Inc. (“Scotia”), Standard Chartered Bank AG (“Standard Chartered”), Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 10 hereof), for whom Barclays, BNP, BofA, Citi, ING Financial, Scotia, Standard Chartered and Wells Fargo are acting as representatives (in such capacity, hereinafter referred to as the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount set forth in Schedule 1 hereto opposite the name of such Underwriter of the Company’s US$1,500,000,000 5.335% Callable Fixed-to-Floating Rate Senior Notes due 2030 (the “2030 Notes”) and US$1,500,000,000 5.550% Callable Fixed-to-Floating Rate Senior Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Securities”).

The Securities will be issued pursuant to the Senior Debt Securities Indenture dated as of March 29, 2017 (the “Original Indenture”) between the Company and The Bank of New York Mellon, London Branch, as indenture trustee (the “Indenture Trustee”), as supplemented by the Seventh Supplemental Indenture dated as of the date on which the Closing Time referred to in Section 2(c) hereof occurs (such date, the “Closing Date”) (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-266516) covering the registration of various types of securities under the 1933 Act, including the Securities. As used in this Agreement, the following terms have the following meanings:

“1933 Act” means the U.S. Securities Act of 1933, as amended.

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended.

“1939 Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Basic Prospectus” means the basic prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date hereof.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the 1933 Act.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the 1933 Act.

“PCAOB” means the United States Public Company Accounting Oversight Board.

“Preliminary Prospectus” means any preliminary prospectus specifically relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act.

“Prospectus” means the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form filed pursuant to Rule 424(b) under the 1933 Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act); and any reference herein to the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the 1933 Act, as of the date of such Basic Prospectus, Preliminary Prospectus, Time of Sale Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the 1934 Act, and incorporated by reference in such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), including any documents incorporated by reference therein as of the date of such filing.

“Registration Statement” means collectively the various parts of the registration statement filed with the Commission on Form F-3 (File No. 333-266516) in respect of the Securities at the time such parts were declared effective by the Commission in such form, including all exhibits thereto and all documents incorporated by reference in the prospectus contained in the registration statement, but excluding any Statement of Eligibility on Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of the Registration Statement; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual or other report of the Company filed pursuant to Sections 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

“Time of Sale” means 4:30 p.m. (New York time) on March 11, 2024, which occurred prior to the first sale of any Securities by any Underwriter.

“Time of Sale Prospectus” means the Preliminary Prospectus dated and filed with the Commission on March 11, 2024, together with the final term sheets set out in Schedule 3 hereof (the “Final Term Sheets”).

1.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof (in each case, a “Representation Date”), and agrees with each Underwriter, as follows:

(a)

Compliance with Registration Requirements. A Registration Statement in respect of the Securities was filed with the Commission on August 4, 2022, an Amendment No. 1 to the Registration Statement was filed on August 18, 2022 and the Registration Statement, as amended, was declared effective by the Commission on August 19, 2022. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any part thereof has been issued under the 1933 Act and no proceedings for that purpose against the Company have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

At the respective times the Registration Statement and any post-effective amendment thereto became effective and on each date on which the Prospectus as amended or supplemented is deemed to be a new effective date of the Registration Statement and at each Representation Date, the Registration Statement, and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), as applicable, and did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued nor the Prospectus as amended or supplemented, as of its date and at each Representation Date, nor the Time of Sale Prospectus as of the Time of Sale and at each Representation Date, included or will include an untrue statement of a material fact or omitted, or will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, which information is listed in its entirety in Schedule 4 hereto (the “Underwriter Information”).

Each Preliminary Prospectus and the Basic Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

(b)

Status under the 1933 Act. The Company is a “well-known seasoned issuer” and is not an “ineligible issuer”, in each case as defined under Rule 405 under the 1933 Act, in each case at the times specified in the 1933 Act and the 1933 Act Regulations in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 456 under the 1933 Act and in compliance with Rule 415 and Rule 457 under the 1933 Act.

(c)

Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus other than the documents listed on Schedule 2 hereto. Any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, complies or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and has been, or will be, filed with the Commission in accordance with the 1933 Act (to the extent required pursuant to Rule 433(d) thereunder).

(d)

Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement became effective, as of the date of the applicable Time of Sale Prospectus and at the time the Prospectus was issued, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with the Underwriter Information.

(e)

Independent Accountants. The independent auditors who certified the financial statements included in the Registration Statement are independent public accountants as required by the PCAOB, the 1933 Act and the 1933 Act Regulations with respect to the Company and its subsidiaries.

(f)

Audited Consolidated Financial Statements. The most recently publicly available audited annual consolidated financial statements of the Company were prepared in accordance with IFRS in each case consistently applied and they present fairly the consolidated financial condition of the Company as at the date to which they were prepared (the “relevant date”) and the consolidated results of the operations of the Company for the financial period ended on the relevant date, and there has been no material adverse change in the consolidated financial condition or results of operations of the Company since the relevant date except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(g)

Good Standing of the Company. The Company and each of its subsidiaries classified as a “significant subsidiary” as defined under Rule 405 of the 1933 Act Regulations (each a “Significant Subsidiary”) has been duly incorporated under the laws of The Netherlands or its respective jurisdiction of incorporation, as the case may be, except to the extent that the failure to be duly incorporated would not have a material adverse effect on the financial condition and consolidated results of operations of the Company and its subsidiaries, taken as a whole (the “Group”) (a “Material Adverse Effect”). The Company and each of its Significant Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business and in good standing in each other jurisdiction in which qualification is necessary for the ownership of its respective properties or for the conduct of its respective businesses, except to the extent that the failure to be validly existing, qualified or in good standing would not have a Material Adverse Effect.

(h)

Corporate Power and Authority. The Company has the power and authority necessary to own or hold its properties, to enter into this Agreement and the Indenture, to perform its obligations under the Securities, this Agreement and the Indenture and to conduct the businesses in which it is engaged, as described in the Time of Sale Prospectus, except to the extent that the failure to do so would not have a Material Adverse Effect.

(i)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered (if applicable under applicable law) by the Company.

(j)

Absence of Defaults and Conflicts; Absence of Further Requirements. None of the Company or any of its Significant Subsidiaries is in violation of the constituent documents, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any such Significant Subsidiary is subject, except a default in performance or observance of an obligation, agreement, covenant or condition that does not have and is not likely to have a Material Adverse Effect. The execution, delivery (if applicable under applicable law) and performance of the Securities, this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which any of them is bound or to which any of their property or assets is subject, except for any such conflict, breach, violation or default which is waived or will not have (A) a material adverse effect on the transactions contemplated by the Securities, this Agreement and the Indenture or (B) a Material Adverse Effect; nor will such actions result in any violation of the provisions of the Articles of Association of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, except for a violation that will not have a Material Adverse Effect; and, except such as have been obtained or are required under the 1933 Act or the 1933 Act Regulations and the 1934 Act or the 1934 Act Regulations or state securities laws or Dutch laws or regulations, including those of the Dutch Central Bank, under the terms of the Securities in certain circumstances, and the qualification of the Indenture under the 1939 Act, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or any stock exchange authorities in The Netherlands or the United States is required to be made or obtained by the Company in connection with the offering, issuance, and sale of the Securities or the consummation of the transactions contemplated by this Agreement or the execution, delivery and performance by the Company of the Securities and the Indenture.

(k)

No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as otherwise stated therein, (i) there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries that is material to the consolidated financial position of the Company and (ii) there has been no change, or, to the best of the knowledge of the Company, there has been no development involving a prospective change, which is materially adverse to the general business affairs, management, financial condition, shareholders’ equity or results of operations of the Group other than as set forth or contemplated in the Registration Statement or the Time of Sale Prospectus, that has had, or is likely to have, a Material Adverse Effect.

(l)

Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the forepart of this Agreement and in the Time of Sale Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(m)

Absence of Proceedings. Except as disclosed in the Time of Sale Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of any of them is the subject which, if determined adversely to any of them, are likely, individually or in the aggregate, to have a Material Adverse Effect or could adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder, and, to the best of the knowledge of the Company, no such proceedings are threatened or contemplated.

(n)

Authorization of Indenture. The Original Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Original Indenture by the Indenture Trustee, the Original Indenture is a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except to the extent that enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Bankruptcy Exceptions”); and the Original Indenture is duly qualified under the 1939 Act. The Supplemental Indenture has been duly authorized by the Company and, at the Closing Time, will have been executed and delivered by the Company and, assuming due authorization, execution and delivery of the Supplemental Indenture by the Indenture Trustee, the Supplemental Indenture will at the Closing Time be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

(o)

Authorization of Securities. At the Closing Time the Securities will have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment of the consideration set forth in this Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and binding obligations of the Company enforceable against it in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

(p)

Share Capital. The Company had, at the date indicated, the duly allotted and issued share capital as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all of the issued share capital of the Company has been duly and validly allotted and issued and is fully paid and non-assessable.

(q)

No Consents, Authorizations, etc. No action is required to be taken and no step is required to be taken or done (including without limitation the obtaining of any consent, approval, authorization, license, order, registration or qualification of or with any court or governmental agency or body or the making of any filing or registration) by the Company to effect the transactions contemplated by this Agreement except for those which have been, or will be on or prior to the Closing Date, obtained and are or will on or prior to the Closing Date, be in full force and effect.

(r)

Fair Summary. The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of Debt Securities” in the Basic Prospectus included therein and under the caption “Description of Notes” in the most recent prospectus supplement included therein, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the captions “Taxation—Material Tax Consequences of Owning Our Debt Securities—Netherlands Taxation” and “Taxation—Material Tax Consequences of Owning Our Debt Securities—U.S. Taxation” in the Basic Prospectus included therein, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(s)

Officer’s Certificate. Any certificate signed by an officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

(t)

Commission Comments. There are no outstanding, unresolved comments made by the staff of the Commission in connection with a review of the Company’s annual report filings under the 1934 Act, except those which (i) were issued less than 180 days before the end of the fiscal year covered by such annual report or (ii) are not material to the Company.

(u)

Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(v)

Sanctions. Except as will be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or in connection with any matter disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Significant Subsidiaries, nor to the knowledge of the Company, any director, executive officer, agent, employee of the Company or any Significant Subsidiary is currently the target of any economic sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, the “Sanctions”). The Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person, or in any country, that, at the time of such financing, is the target of any Sanctions (including persons on the Specially Designated Nationals and Blocked Persons list maintained by OFAC) or in any other manner that would, to the Company’s knowledge, result in the violation of Sanctions by any person participating in the offering whether as underwriter, investor, adviser or otherwise. The undertaking made in the second sentence of this Section 1(v) shall not apply if and to the extent that the expression of, or compliance with, or receipt or acceptance of, such undertaking would breach (i) any provision of Council Regulation EC No. 2271/96, as amended from time to time, or any applicable implementing legislation in any member state of the European Union any provision of Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, or (ii) in the case of an underwriter incorporated in Germany, Section 7 of the German Foreign Trade Ordinance (as amended, supplemented or substituted from time to time).

(w)

Anti-Money Laundering. As at the date hereof, the Company and its subsidiaries have established procedures reasonably designed to ensure compliance in all material respects with the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and, except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus or the Prospectus, no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in each case where such action, suit or proceeding would not have a Material Adverse Effect.

(x)

Anti-Bribery and Corruption. Except as disclosed in the Prospectus, neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Significant Subsidiaries (in each case other than any Underwriter) has (i) used any corporate fund for any contribution, gifts, entertainment or other expense relating to political activity that is unlawful under the law applicable to such person, except in circumstances where such violation would not constitute a Material Adverse Effect, (ii) made any direct or indirect payment to any foreign or domestic government official or employee from corporate funds that is unlawful under the law applicable to such person, except in circumstances where such violation would not constitute a Material Adverse Effect or (iii) to the extent applicable to it, violated or is in violation, of any applicable anti-bribery or anti-corruption law including but not limited to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, except in each case to the extent such violation would not constitute a Material Adverse Effect.

2.	SALE AND DELIVERY TO UNDERWRITERS; CLOSING

(a)

Securities. The several commitments of the Underwriters to purchase the Securities shall be deemed to have been made on the basis of the representations and warranties contained herein and shall be subject to the terms and conditions set forth herein.

(b)

Securities. The Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the respective purchase price set forth below, the aggregate principal amounts of the 2030 Notes and the 2035 Notes set forth in Schedule 1 hereto opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

The purchase price per 2030 Note to be paid by an Underwriter of the 2030 Notes shall be an amount equal to 99.790% of the aggregate principal amount of such Securities set forth in Schedule 1 hereto opposite the name of such Underwriter plus accrued interest, if any, from March 19, 2024. The purchase price per 2035 Note to be paid by an Underwriter of the 2035 Notes shall be an amount equal to 99.690% of the aggregate principal amount of such Notes set forth in Schedule 1 hereto opposite the name of such Underwriter, plus accrued interest, if any, from March 19, 2024.

(c)

Payment. Payment of the purchase price for, and delivery of, certificates for the Securities shall be made at the offices of Davis Polk & Wardwell London LLP or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date, as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to such persons designated by the Representatives for the respective accounts of the Underwriters of one or more certificates in global form for the Securities to be purchased by them.

(d)	Foreign Selling Restrictions.

(i)

Each Underwriter severally represents and agrees that (A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; (B) it has complied and will comply with all applicable provisions of the FSMA (and all rules and regulations made pursuant to the FSMA) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (C) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(a)

the expression “retail investor” means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA or any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation(EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(ii)

Each underwriter severally represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision,

(a)

the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(iii)

General. Each Underwriter represents and agrees that with respect to any other jurisdiction outside of the United States it has not offered or sold and will not offer or sell any of the Securities in any jurisdiction, except under circumstances that resulted, or will result, in compliance with the applicable rules and regulations of such jurisdiction and which will not require the publication by the Company of a prospectus or any registration or filing by the Company with any governmental agency or body or any stock exchange authority.

(e)	Free Writing Prospectus.

(i)

Each Underwriter represents and agrees that it shall not use, refer to or distribute any Free Writing Prospectus except the Issuer Free Writing Prospectus that contains the final terms of the Securities substantially in the form set forth in Schedule 3 hereto.

(ii)

The Company hereby agrees that the Underwriters may distribute to investors a Free Writing Prospectus that contains the final terms of the Securities substantially in the form set forth in Schedule 3 hereto and that such Free Writing Prospectus substantially in the form set forth in Schedule 3 hereto will be filed by the Company in accordance with Rule 433(d) under the 1933 Act and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement.

3.	COVENANTS OF THE COMPANY

The Company covenants with each Underwriter as follows:

(a)	Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will:

(i)

prepare any Free Writing Prospectus to be included in the Time of Sale Prospectus and the Prospectus as amended or supplemented in relation to the Securities in a form which shall be provided to the Representatives for their review and comment, with respect to the Free Writing Prospectus, prior to the Time of Sale, and with respect to the Prospectus as amended or supplemented, prior to any filing with the Commission under Rule 424(b) under the 1933 Act, and file, if required to do so under the 1933 Act and the 1933 Act Regulations, such Prospectus pursuant to Rule 424(b) under the 1933 Act no later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the 1933 Act;

(ii)

during the period when the Underwriters are required to make available to investors a Prospectus with respect to the Securities, notify the Representatives immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall have been filed, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any of such purposes. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment; and

(iii)

if required by Rule 430B(h) under the 1933 Act, to prepare a form of prospectus in a form which shall be provided to the Representatives for their review and comment prior to any filing and to file such form of prospectus pursuant to Rule 424(b) under the 1933 Act.

(b)

Filing of Amendments. During the period when the Underwriters are required to make available to investors a Prospectus with respect to the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment), or any amendment, supplement or revision to the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise. It will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)

Free Writing Prospectus. Before preparing, using, authorizing, approving, referring to or filing any Free Writing Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Free Writing Prospectus. The Company will not use, authorize, approve, refer to or file any Free Writing Prospectus to which the Underwriters reasonably object. The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d)

Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives upon request, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(e)

Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Prospectus, each Free Writing Prospectus and any other information included in the Time of Sale Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus as amended or supplemented is required to be delivered under the 1933 Act or the 1934 Act (or required to be delivered but for Rule 172 under the 1933 Act), such number of copies of the Prospectus as amended or supplemented and each Free Writing Prospectus as such Underwriter may reasonably request.

(f)

Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Free Writing Prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense (unless the amendment or supplement is necessary because of a statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, in which case this shall be at the expense of the Underwriters), to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Free Writing Prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus as amended or supplemented, will comply with applicable law.

(g)

Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations, as applicable, with respect to the offer of the Securities so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time following the first date of the public offering of the Securities the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(h)

Blue Sky Qualifications. The Company will use all reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other domestic or foreign jurisdictions as the Representatives may reasonably request and to maintain such qualifications in effect for a period of one year from the later of the effective date of the Registration Statement and the Time of Sale or, if less, such other period as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and the Time of Sale.

(i)

Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j)	Use of Proceeds. The Company will use or cause to be used the net proceeds received from the sale of the Securities in the manner specified in the Time of Sale Prospectus under “Use of Proceeds.”

(k)

Ratings. The Company shall take all reasonable action necessary to enable Fitch Ratings Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Global Ratings (“Standard & Poor’s”) to provide their respective ratings of the Securities.

(l)

Clearance and Settlement. The Company will cooperate with the Underwriters and take all reasonable action necessary if requested by the Representatives to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme, Luxembourg (“Clearstream”).

(m)

Restriction on Sale of Securities. Except as contemplated by this Agreement, during a period of 30 days from the date of the Prospectus as amended or supplemented, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Securities or any security substantially similar to the Securities.

(n)

Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(o)

Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(p)	Listing on the New York Stock Exchange. The Company shall use all commercially reasonable efforts to list and admit to trading the Securities on the New York Stock Exchange.

4.	PAYMENT OF EXPENSES

(a)

Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, copying and delivery to the Underwriters of this Agreement and the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities (other than fees of counsel for the Underwriters related thereto), (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants, experts and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky survey and any supplement thereto, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any review by the Financial Industry Regulatory Authority, Inc. (FINRA) of the terms of the Securities, (vii) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, the Time of Sale Prospectus, if different, and the Prospectus and any amendment or supplement thereto, (viii) the preparation, printing and filing under the 1933 Act of any Free Writing Prospectus and the distribution thereof, (ix) the fees and expenses of the Indenture Trustee, including the reasonable fees and disbursements of counsel for the Indenture Trustee, (x) any fees payable in connection with the rating of the Securities, (xi) the fees and expenses incurred in connection with any listing of the Securities on any stock exchange, (xii) road show expenses, including costs of group presentations, including room rentals, audio/visual rentals, catering, group transportation, electronic road show costs and travel and lodging of its employees; provided that the Underwriters shall be responsible for the direct lodging and transportation of their employees and (xiii) the fees and expenses incurred in connection with the approval by DTC, Euroclear and Clearstream of the Securities for clearance through their respective systems. In connection with the offering of the Securities, the Representatives will pay for the fees and disbursements of counsel for the Underwriters and will reimburse the Company for the accountant’s fees and disbursements referred to under (iv) above.

(b)

Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(l) and Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Davis Polk & Wardwell London LLP, U.S. counsel for the Underwriters.

5.	CONDITIONS OF UNDERWRITERS’ OBLIGATIONS

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any affiliate or subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company in all material respects of its covenants and other obligations hereunder, and to the following further conditions:

(a)

Effectiveness of Registration Statement and Filings. At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus as amended or supplemented and each Free Writing Prospectus, to the extent required to be filed pursuant to Rule 433(d) under the 1933 Act, with respect to the Securities shall have been filed with the Commission in accordance with Rule 424(b) or Rule 433(d), as applicable, under the 1933 Act within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof.

(b)

Opinion of Dutch Counsel for the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Linklaters LLP, Dutch counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit 1 hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and the opinion may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

(c)

Opinion of Office of General Counsel of the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of the office of the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit 2 hereto.

(d)

Opinion of U.S. Counsel for the Company. At the Closing Time, the Representatives shall have received a written opinion or opinions, dated as of the Closing Time, of Sullivan & Cromwell LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit 3 and Exhibit 4 hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials. Such opinion also may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

(e)

Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Davis Polk & Wardwell London LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Underwriters.

(f)

Opinion of Dutch Tax Counsel for the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of PricewaterhouseCoopers Belastingadviseurs N.V., special Dutch tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit 5 hereto and to such further effect as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials. Such opinion may also contain other customary appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

(g)

Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, general business affairs or business prospects of the Group, and the Representatives shall have received certificates of an executive of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such officer’s knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(h)

Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Accountants N.V. a letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copy of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including reports incorporated by reference therein, in each case as specified by counsel for the Underwriters.

(i)

Bring-down Comfort Letters. At the Closing Time the Representatives shall have received from KPMG Accountants N.V. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

(j)

Maintenance of Rating. At the Closing Time, the Securities shall be rated at least “Baa1” by Moody’s, “A+” by Fitch and “A-” by Standard & Poor’s, and the Company shall have delivered to the Representatives a letter dated on, or prior to, the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any securities of the Company by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the 1934 Act, and no such organization shall have publicly announced that it has under surveillance or review, that does not indicate an improvement, its rating of any securities of the Company.

(k)

Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfilment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)

Termination of Agreement. If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6 and 8 hereof shall survive any such termination and remain in full force and effect.

6.	INDEMNIFICATION

(a)

Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each an “Indemnified Person”), as follows:

(i)

against any and all loss, liability, claim, damage and expense whatsoever (such expenses covered by clause (iv) below to be paid as incurred) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Basic Prospectus included therein, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)

against any and all loss, liability, claim, damage and expense whatsoever (such expenses covered by clause (iv) below to be paid as incurred) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Time of Sale Prospectus and the Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)

against any and all loss, liability, claim, damage and expense whatsoever (such expenses covered by clause (iv) below to be paid as incurred) to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iv)

against any and all expense whatsoever, as incurred (including, subject to Section 6(b) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense has not been previously paid under (i), (ii) or (iii) above;

provided, however, that the indemnity set forth in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement in or omission from or alleged untrue statement in or omission from the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus as amended or supplemented, made in reliance upon, and in conformity with, the Underwriter Information or any other written information furnished to the Company by such Underwriter through the Representatives expressly for use in any such Free Writing Prospectus, as set forth in Schedule 4.

(b)

Indemnification of the Company, Directors and Officers. Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Company, its respective directors or Supervisory or Executive Board members, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the 1933 Act or any Time of Sale Prospectus in reliance upon and in conformity with the Underwriter Information or any other written information furnished to the Company by such Underwriter through the Representatives expressly for use in any such Free Writing Prospectus, as set forth in Schedule 4.

(c)

Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying party receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.

An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any one firm of local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.	CONTRIBUTION

In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus as amended or supplemented, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director or Supervisory or Executive Board member of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule 1 hereto and not joint.

8.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

9.	TERMINATION OF AGREEMENT

(a)

Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations or general business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the international financial markets or the financial markets in the United States or The Netherlands, or any outbreak of hostilities or escalation thereof affecting the United States or The Netherlands or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is, in the judgment of the Representatives (after a discussion with the Company to the extent practicable), so material and adverse as to make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus exclusive of any amendment or supplement thereto, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the New York Stock Exchange or Euronext Amsterdam, or if trading generally on the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, Euronext Amsterdam or the London Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any such exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) if a banking moratorium has been declared by either Federal, New York, or Netherlands authorities or (v) if there has occurred a change or an official announcement by a competent authority of a forthcoming change in Dutch taxation materially adversely affecting the Company or the imposition of exchange controls by the United States or The Netherlands.

(b)

Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

10.	DEFAULT BY ONE OR MORE OF THE UNDERWRITERS

If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)

if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)

if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.	ARM’S LENGTH RELATIONSHIP; NO FIDUCIARY DUTY

The Company acknowledges that in connection with the offering, purchase and sale of the Securities: (i) the Underwriters have acted at arm’s length, are not agents or advisors of, and owe no fiduciary duties to, the Company, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the offering, purchase and sale of the Securities.

12.	NOTICES

All notices, requests, statements and other communications hereunder shall be in writing and shall be delivered or sent by mail, messenger or any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o

Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133); BNP Paribas Securities Corp., 787 Seventh Avenue, New York, NY 10019, Attention: Debt Syndicate Desk, Email: new.york.syndicate@bnpparibas.com; BofA Securities, Inc., 114 W. 47th Street, NY8-114-07-01, New York, New York 10036, Facsimile: 212-901-7881, Email: dg.hg_ua_notices@bofa.com, Attention: High Grade Transaction Management/Legal; Citigroup Global Markets Inc., 388 Greenwich Street, New York NY 10013, Attention: General Counsel, Fax: 646-291-1469; ING Financial Markets LLC, 1133 Avenue of the Americas, New York, NY 10036, Tel: +1 646 424 8972, Facsimile: +1 646 424 6248, Email: ingfmnysyndicate@ing.com, Attention: DCM Syndicate Desk; Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, Attention: Debt Capital Markets / Chief Legal Officer, U.S., Email: US.Legal@scotiabank.com; Standard Chartered Bank AG, Taunusanlage 16, Frankfurt 60325, Germany, Tel: +49 (0) 69 770 750 304, Attention: Capital Markets (SCBCapitalMarketsNotice@sc.com); Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com and notices to the Company shall be directed to ING Groep N.V. at Bijlmerplein 888 1102 MG Amsterdam, The Netherlands, Attention: General Counsel, Facsimile No. +31 20 6522199. Any such notice, request, statement or communication shall be effective upon receipt thereof.

13.	PARTIES

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors and Supervisory Board members and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and Supervisory or Executive Board members or the equivalent and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.	GOVERNING LAW, SUBMISSION TO JURISDICTION

(a)

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

(b)

Submission to Jurisdiction. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Federal court located in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York court or in any competent court in The Netherlands. The Company has appointed ING Financial Holdings Corporation, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid, unless and until a successor has been appointed as the Authorized Agent in the State of New York. The Company will notify the Representatives of the appointment of a successor Authorized Agent prior to such appointment taking effect. Service of process upon such Authorized Agent (or any successor) and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

15.	JUDGMENT CURRENCY

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars. In the event that any such Underwriter, as a result of any variation as noted in (i) or (ii) above, recovers an amount of United States dollars on conversion of a sum paid in a judgment currency which amount is in excess of the judgment or order given or made in United States dollars, such Underwriter shall remit such excess to the Company.

16.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.	CONTRACTUAL RECOGNITION OF BAIL-IN POWERS

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Underwriters, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of any Underwriter or another person, and the issue to, or conferral on, the Company of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability; or

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 17, the following terms shall have the respective meanings set out below:

“Bail-in Legislation” shall mean, in relation to the United Kingdom and any member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” shall mean any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” shall mean Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended.

“BRRD Liability” shall mean a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” shall mean the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Relevant Resolution Authority” shall mean the resolution authority with the ability to exercise any Bail-in Powers in relation to any of the Underwriters.

18.	ACKNOWLEDGMENT OF BRRD STAY POWERS

Where a resolution measure is taken in relation to any BRRD Undertaking, each other party to this Agreement:

(a)	acknowledges and accepts that this Agreement may be subject to the exercise of BRRD Stay Powers;

(b)	agrees to be bound by the application or exercise of any such BRRD Stay Powers; and

(c)

confirms that this Section 18 represents the entire agreement of the parties with respect to the potential impact of BRRD Stay Powers in relation to this Agreement, to the exclusion of any other agreement, arrangement or understanding between parties.

In accordance with Article 68 of the BRRD and any relevant implementing measures in any EEA member state, each other party further acknowledges and agrees that the application or exercise of any such BRRD Stay Powers shall not, per se, be deemed to be an enforcement event within the meaning of Directive 2002/47/EC or as insolvency proceedings within the meaning of Directive 98/26/EC and that each other party shall not be entitled to take any of the steps outlined under Article 68(3) of the BRRD and any relevant implementing measures in any EEA member state against the relevant BRRD Undertaking.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended;

“BRRD Stay Powers” means the powers of a relevant resolution authority to suspend or restrict rights and obligations under: (a) Article 33a (Power to suspend payment or delivery obligations); (b) Article 69 (Power to suspend payment or delivery obligations); (c) Article 70 (Power to restrict the enforcement of any security interest); and (d) Article 71 (Power to temporarily suspend any termination right), of the BRRD and any relevant implementing measures in any EEA member state.

“BRRD Undertaking” means an entity within the scope of Article 71a of Directive 2014/59/EU and any relevant implementing measures in any EEA member state.

19.	ACKNOWLEDGMENT RELATING TO EEA MANUFACTURER RESPONSIBILITIES

Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the responsibilities of manufacturers under the Product Governance Rules:

(a)

Standard Chartered Bank AG (the “EEA Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Time of Sale Prospectus, the Prospectus and any announcement in connection with the Securities; and

(b)

the Company and each of the Underwriters note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EEA Manufacturer and the related information set out in the Time of Sale Prospectus, the Prospectus and any announcement in connection with the Securities.

20.	EFFECT OF HEADINGS

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ING GROEP N.V.

By:	/s/ K.I.D. Tuinstra
Name:K.I.D Tuinstra
Title:Authorized Signatory

By:	/s/ P.G. van der Linde
Name:P.G. van der Linde
Title:Legal Counsel

Confirmed and Accepted

as of the date first above written:

Barclays Capital Inc.

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

ING Financial Markets LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank AG

Wells Fargo Securities, LLC

Acting severally on behalf of themselves and as Representatives of the other Underwriters named in Schedule 1 hereto.

By:	BARCLAYS CAPITAL INC.

By:	/s/ Kenneth Chang
Name: Kenneth Chang
Title: Managing Director

By:	BNP PARIBAS SECURITIES CORP.

By:	/s/ Simon Mayes
Name: Simon Mayes
Title: Managing Director

By:	BOFA SECURITIES, INC.

By:	/s/ Sandeep Chawla
Name: Sandeep Chawla
Title: Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

By:	ING FINANCIAL MARKETS LLC

By:	/s/ Mike Kendrot
Name: Mike Kendrot
Title: Managing Director

By:	/s/ Ricardo Zemella
Name: Ricardo Zemella
Title: Managing Director

By:	SCOTIA CAPITAL (USA) INC.

By:	/s/ Michael Ravanesi
Name: Michael Ravanesi
Title: Managing Director & Head of U.S. Debt Origination

By:	STANDARD CHARTERED BANK AG

By:	/s/ David Mackay
Name: David Mackay
Title: Executive Director

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

Schedule 1

Underwriters

Underwriter	Principal Amount of 2030 Notes	Principal Amount of 2035 Notes
Barclays Capital Inc.	$168,000,000	$168,000,000
BNP Paribas Securities Corp.	$168,000,000	$168,000,000
BofA Securities, Inc.	$168,000,000	$168,000,000
Citigroup Global Markets Inc.	$168,000,000	$168,000,000
ING Financial Markets LLC	$174,000,000	$174,000,000
Scotia Capital (USA) Inc.	$168,000,000	$168,000,000
Standard Chartered Bank AG	$168,000,000	$168,000,000
Wells Fargo Securities, LLC	$168,000,000	$168,000,000
BMO Capital Markets Corp.	$37,500,000	$37,500,000
CIBC World Markets Corp.	$37,500,000	$37,500,000
Desjardins Securities Inc.	$37,500,000	$37,500,000
TD Securities (USA) LLC	$37,500,000	$37,500,000
Total	$1,500,000,000	$1,500,000,000

Schedule 2

Issuer Free Writing Prospectus

Final Term Sheets dated March 11, 2024 containing the final terms of the Securities substantially as set forth in Schedule 3 hereto

Schedule 3

Final Term Sheets ING GROEP N.V.

Filed pursuant to Rule 433(d)

Registration Statement File No. 333-266516

Dated March 11, 2024

Filed pursuant to Rule 433(d)

Dated March 11, 2024

Registration Statement No. 333-266516

Free Writing Prospectus

(To Preliminary Prospectus Supplement dated March 11, 2024 and Prospectus dated August 19, 2022)

ING Groep N.V.

$1,500,000,000 5.335% Callable Fixed-to-Floating Rate Senior Notes due 2030 (the “Notes”)

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Callable Fixed-to-Floating Rate

Principal Amount:	$1,500,000,000

Trade Date:	March 11, 2024

Expected Settlement Date*:	March 19, 2024 (T+6)

Interest Commencement Date:	Expected Settlement Date

Maturity Date:	March 19, 2030 (6 years)

Call Date:	March 19, 2029 (5 years)

Coupon:	5.335%

Interest Payment Dates:

Fixed Rate Period: interest will be payable semi-annually in arrear on March 19 and September 19 of each year, commencing on September 19, 2024 and ending on the Call Date (each, a “Fixed Rate Interest Payment Date”).

Floating Rate Period: interest will be payable quarterly in arrear on March 19, June 19, September 19 and December 19, commencing on June 19, 2029 and ending on the Maturity Date (each, a “Floating Rate Interest Payment Date”).

Benchmark Treasury:	4.250% UST due February 28, 2029

Benchmark Treasury Price / Yield:	100-23+ / 4.085%

Spread to Benchmark Treasury:	UST + 125 bps

Re-Offer Yield:	5.335%

Issue Price:	100.000%

Underwriting Commission:	0.210%

Net Proceeds:	$1,496,850,000

Fixed Rate Period and Fixed Interest Rate:	From and including the Interest Commencement Date to but excluding the Call Date (the “Fixed Rate Period”), the Notes shall accrue interest at a rate of 5.335% per annum

Floating Rate Period and Floating Interest Rate:	From and including the Call Date to but excluding the Maturity Date (the “Floating Rate Period”), the Notes will bear interest at a rate equal to the SOFR Index Average (calculated as described in the section titled “Description of Notes—Calculation of Interest During the Floating Rate Period”, beginning on page S-26 of the Preliminary Prospectus Supplement) plus 144 basis points (the “Margin”)

Relevant Screen Page:	SOFRINDX Index

Floating Rate Interest Period:	During the Floating Rate Period, the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the following Floating Rate Interest Payment Date; provided, however, that the initial Floating Rate Interest Period will be the period from (and including) the Call Date, to (but excluding) the initial Floating Rate Interest Payment Date

Floating Rate Interest Determination Dates:	Each date that is two U.S. Government Securities Business Days prior to each Floating Rate Interest Payment Date

SOFR IndexStart:	The SOFR Index value on the date that is two U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period

SOFR IndexEnd:	The SOFR Index value on the date that is two U.S. Government Securities Business Days prior to the Floating Rate Interest Payment Date relating to such Floating Rate Interest Period (or in the final Floating Rate Interest Period, the Maturity Date)

Redemption at the Option of the Issuer:

On the Call Date, ING may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Call Date, as described in the section titled “Description of Notes—Redemption”, beginning on page S-35 of the Preliminary Prospectus Supplement.

Any such optional redemption prior to maturity is subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-37 of the Preliminary Prospectus Supplement.

Clean-Up Call:	If 75 per cent. or more of the aggregate principal amount of the Notes issued have been redeemed or purchased and cancelled, then ING may redeem all, but not some only, of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-37 of the Preliminary Prospectus Supplement.

Substitution and Variation:

Notwithstanding anything to the contrary in the Notes or the indenture or supplemental indenture with respect thereto, if a Loss Absorption Disqualification Event has occurred and is continuing with respect to any series of the Notes then ING may, without any requirement for the consent or approval of the holder or beneficial owner of such Notes, substitute all (but not some only) of such Notes or vary the terms of all (but not some only) of such Notes, so that the substituted Notes are, or that the Notes remain, Compliant Notes, as applicable. Any substitution or variation of the Notes is subject to the provisions described under “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-37 of the Preliminary Prospectus Supplement.

By its acquisition of the Notes or any beneficial interest therein, each holder and beneficial owner of the Notes and each subsequent holder and beneficial owner of the Notes, (i) acknowledges, accepts, agrees to be bound by, and consents to, ING’s determination to substitute the Notes or vary the terms of the Notes as provided above, (ii) grants to ING and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete such substitution of the Notes or the variation of the terms of the Notes, as applicable; and (iii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against ING and the trustee for, agrees not to initiate a suit against ING or the trustee in respect of, and agrees that neither ING nor the trustee shall be liable for, any action that ING or the trustee takes, or abstains from taking, in either case in connection with the substitution of the Notes or the variation of the terms of the Notes at the option of ING as described in the section “Description of Notes – Substitution and Variation”, beginning on page S-37 of the Preliminary Prospectus Supplement.

Agreement with Respect to the Exercise of the Dutch Bail-in Power:	Notwithstanding any other agreements, arrangements, or understandings between ING and any holder or beneficial owner of the Notes, by acquiring the Notes, each holder and beneficial owner of the Notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the Notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of ING or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the Notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the Notes must otherwise be applied to absorb losses, or any expropriation of the Notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to ING or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the Notes shall result only if:

•  ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•  an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of Notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the Notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the Notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the Notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the Notes or in the performance of any of its covenants or agreements contained in the Notes.

Holders’ remedies for ING’s breach of any obligations under the Notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the Notes, in whole but not in part, in certain circumstances where Additional Amounts would be required to be paid or upon the occurrence of a Loss Absorption Disqualification Event and where such Loss Absorption Disqualification Event is continuing, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Optional Tax and Regulatory Redemption”, beginning on page S-35 of the Preliminary Prospectus Supplement.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of Notes nor the trustee acting on behalf of the holders and beneficial owners of Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the Notes and each holder and beneficial owner of Notes, by virtue of its holding of any Notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of Notes, shall be deemed to have waived all such rights of set-off, netting, compensation or retention.

Risk Factors:	An investment in the Notes involves risks. See the section titled “Risk Factors”, beginning on page S-15 of the Preliminary Prospectus Supplement.

Governing Law:	New York law, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837BL64

CUSIP:	456837 BL6

Day Count Fraction:	30 / 360 during the Fixed Rate Period Actual / 360 during the Floating Rate Period

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

U.S. Government Securities Business Days:	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day Convention:	Following, Unadjusted during the Fixed Rate Period Modified Following, Adjusted during the Floating Rate Period

Expected Listing:	New York Stock Exchange

Prohibition of Sales to each Retail Investor:	No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the United Kingdom.

Joint Book-Running Managers:	Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc. (B&D), Citigroup Global Markets Inc., ING Financial Markets LLC, Scotia Capital (USA) Inc., Standard Chartered Bank AG and Wells Fargo Securities, LLC

Co-Lead Managers:	BMO Capital Markets Corp., CIBC World Markets Corp., Desjardins Securities Inc. and TD Securities (USA) LLC

*

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to two business days before delivery will be required, by virtue of the fact that such Notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at +1-888-603-5847, BNP Paribas Securities Corp. at +1-800-854-5674, BofA Securities, Inc. at +1-800-294-1322, Citigroup Global Markets Inc. at +1-800-831-9146, ING Financial Markets LLC at +1-877-446-4930, Scotia Capital (USA) Inc. at 1-800-372-3930, Standard Chartered Bank AG at +44-2078-855739 and Wells Fargo Securities, LLC at +1-800-645-3751.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.

Filed pursuant to Rule 433(d)

Dated March 11, 2024

Registration Statement No. 333-266516

Free Writing Prospectus

(To Preliminary Prospectus Supplement dated March 11, 2024 and Prospectus dated August 19, 2022)

ING Groep N.V.

$1,500,000,000 5.550% Callable Fixed-to-Floating Rate Senior Notes due 2035 (the “Notes”)

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Callable Fixed-to-Floating Rate

Principal Amount:	$1,500,000,000

Trade Date:	March 11, 2024

Expected Settlement Date*:	March 19, 2024 (T+6)

Interest Commencement Date:	Expected Settlement Date

Maturity Date:	March 19, 2035 (11 years)

Call Date:	March 19, 2034 (10 years)

Coupon:	5.550%

Interest Payment Dates:

Fixed Rate Period: interest will be payable semi-annually in arrear on March 19 and September 19 of each year, commencing on September 19, 2024 and ending on the Call Date (each, a “Fixed Rate Interest Payment Date”).

Floating Rate Period: interest will be payable quarterly in arrear on March 19, June 19, September 19 and December 19, commencing on June 19, 2034 and ending on the Maturity Date (each, a “Floating Rate Interest Payment Date”).

Benchmark Treasury:	4.000% UST due February 15, 2034

Benchmark Treasury Price / Yield:	99-06 / 4.100%

Spread to Benchmark Treasury:	UST + 145 bps

Re-Offer Yield:	5.550%

Issue Price:	100.000%

Underwriting Commission:	0.310%

Net Proceeds:	$1,495,350,000

Fixed Rate Period and Fixed Interest Rate:	From and including the Interest Commencement Date to but excluding the Call Date (the “Fixed Rate Period”), the Notes shall accrue interest at a rate of 5.550% per annum

Floating Rate Period and Floating Interest Rate:	From and including the Call Date to but excluding the Maturity Date (the “Floating Rate Period”), the Notes will bear interest at a rate equal to the SOFR Index Average (calculated as described in the section titled “Description of Notes—Calculation of Interest During the Floating Rate Period”, beginning on page S-26 of the Preliminary Prospectus Supplement) plus 177 basis points (the “Margin”)

Relevant Screen Page:	SOFRINDX Index

Floating Rate Interest Period:	During the Floating Rate Period, the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the following Floating Rate Interest Payment Date; provided, however, that the initial Floating Rate Interest Period will be the period from (and including) the Call Date, to (but excluding) the initial Floating Rate Interest Payment Date

Floating Rate Interest Determination Dates:	Each date that is two U.S. Government Securities Business Days prior to each Floating Rate Interest Payment Date

SOFR IndexStart:	The SOFR Index value on the date that is two U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period

SOFR IndexEnd:	The SOFR Index value on the date that is two U.S. Government Securities Business Days prior to the Floating Rate Interest Payment Date relating to such Floating Rate Interest Period (or in the final Floating Rate Interest Period, the Maturity Date)

Redemption at the Option of the Issuer:

On the Call Date, ING may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Call Date, as described in the section titled “Description of Notes—Redemption”, beginning on page S-35 of the Preliminary Prospectus Supplement.

Any such optional redemption prior to maturity is subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-37 of the Preliminary Prospectus Supplement.

Clean-Up Call:	If 75 per cent. or more of the aggregate principal amount of the Notes issued have been redeemed or purchased and cancelled, then ING may redeem all, but not some only, of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-37 of the Preliminary Prospectus Supplement.

Substitution and Variation:

Notwithstanding anything to the contrary in the Notes or the indenture or supplemental indenture with respect thereto, if a Loss Absorption Disqualification Event has occurred and is continuing with respect to any series of the Notes then ING may, without any requirement for the consent or approval of the holder or beneficial owner of such Notes, substitute all (but not some only) of such Notes or vary the terms of all (but not some only) of such Notes, so that the substituted Notes are, or that the Notes remain, Compliant Notes, as applicable. Any substitution or variation of the Notes is subject to the provisions described under “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-37 of the Preliminary Prospectus Supplement.

By its acquisition of the Notes or any beneficial interest therein, each holder and beneficial owner of the Notes and each subsequent holder and beneficial owner of the Notes, (i) acknowledges, accepts, agrees to be bound by, and consents to, ING’s determination to substitute the Notes or vary the terms of the Notes as provided above, (ii) grants to ING and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete such substitution of the Notes or the variation of the terms of the Notes, as applicable; and (iii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against ING and the trustee for, agrees not to initiate a suit against ING or the trustee in respect of, and agrees that neither ING nor the trustee shall be liable for, any action that ING or the trustee takes, or abstains from taking, in either case in connection with the substitution of the Notes or the variation of the terms of the Notes at the option of ING as described in the section “Description of Notes – Substitution and Variation”, beginning on page S-37 of the Preliminary Prospectus Supplement.

Agreement with Respect to the Exercise of the Dutch Bail-in Power:	Notwithstanding any other agreements, arrangements, or understandings between ING and any holder or beneficial owner of the Notes, by acquiring the Notes, each holder and beneficial owner of the Notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the Notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of ING or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the Notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the Notes must otherwise be applied to absorb losses, or any expropriation of the Notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to ING or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the Notes shall result only if:

•  ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•  an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of Notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the Notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the Notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the Notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the Notes or in the performance of any of its covenants or agreements contained in the Notes.

Holders’ remedies for ING’s breach of any obligations under the Notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the Notes, in whole but not in part, in certain circumstances where Additional Amounts would be required to be paid or upon the occurrence of a Loss Absorption Disqualification Event and where such Loss Absorption Disqualification Event is continuing, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Optional Tax and Regulatory Redemption”, beginning on page S-35 of the Preliminary Prospectus Supplement.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of Notes nor the trustee acting on behalf of the holders and beneficial owners of Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the Notes and each holder and beneficial owner of Notes, by virtue of its holding of any Notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of Notes, shall be deemed to have waived all such rights of set-off, netting, compensation or retention.

Risk Factors:	An investment in the Notes involves risks. See the section titled “Risk Factors”, beginning on page S-15 of the Preliminary Prospectus Supplement.

Governing Law:	New York law, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837BM48

CUSIP:	456837 BM4

Day Count Fraction:	30 / 360 during the Fixed Rate Period Actual / 360 during the Floating Rate Period

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

U.S. Government Securities Business Days:	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day Convention:	Following, Unadjusted during the Fixed Rate Period Modified Following, Adjusted during the Floating Rate Period

Expected Listing:	New York Stock Exchange

Prohibition of Sales to each Retail Investor:	No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the United Kingdom.

Joint Book-Running Managers:	Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc. (B&D), Citigroup Global Markets Inc., ING Financial Markets LLC, Scotia Capital (USA) Inc., Standard Chartered Bank AG and Wells Fargo Securities, LLC

Co-Lead Managers:	BMO Capital Markets Corp., CIBC World Markets Corp., Desjardins Securities Inc. and TD Securities (USA) LLC

*

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to two business days before delivery will be required, by virtue of the fact that such Notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at +1-888-603-5847, BNP Paribas Securities Corp. at +1-800-854-5674, BofA Securities, Inc. at +1-800-294-1322, Citigroup Global Markets Inc. at +1-800-831-9146, ING Financial Markets LLC at +1-877-446-4930, Scotia Capital (USA) Inc. at 1-800-372-3930, Standard Chartered Bank AG at +44-2078-855739 and Wells Fargo Securities, LLC at +1-800-645-3751.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.

Schedule 4

Underwriter Information

•	the names of the Underwriters appearing on the front cover page, page S-46 and the back cover page of the Prospectus Supplement;

•	the seventh and eighth paragraphs appearing under the caption “Underwriting” on page S-46 of the Prospectus Supplement;

•	the second and third paragraphs under the caption “Underwriting—Conflicts of Interest” on page S-47 of the Prospectus Supplement; and

•	the paragraphs appearing under the caption “Underwriting—Stabilization Transactions and Short Sales” beginning on page S-47 of the Prospectus Supplement.

Exhibit 1

Form of Opinion of Dutch Counsel to the Company

[Linklaters LLP Opinion]

Exhibit 2

Form of Opinion of Office of General Counsel to the Company

[Office of General Counsel Opinion]

Exhibit 3

Form of Opinion of U.S. Counsel to the Company

[Sullivan & Cromwell LLP Opinion]

Exhibit 4

Form of Disclosure Letter of U.S. Counsel to the Company

[Sullivan & Cromwell LLP Disclosure Letter]

Exhibit 5

Form of Opinion of Dutch Tax Counsel to the Company

[PricewaterhouseCoopers Belastingadviseurs N.V. Opinion]